Virtus ETF Trust II 485BPOS

Exhibit 99.(d)(1)(d)

VIRTUS ETF TRUST II

AMENDMENT TO SCHEDULE A TO THE

ADVISORY AGREEMENT

THIS AMENDMENT (the “Amendment”) effective as of the 31st day of October, 2025, to Schedule A to the Advisory Agreement, dated as of January 4, 2016 (the “Advisory Agreement”), is entered into by and between VIRTUS ETF TRUST II (the “Trust”), a Delaware statutory trust registered as an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”), and VIRTUS INVESTMENT ADVISERS, LLC and/or VIRTUS ALTERNATIVE INVESTMENT ADVISERS, LLC, each a Delaware limited liability company (as applicable to the respective Fund, the “Adviser”), as the case may be, each as successor in interest to Virtus ETF Advisers LLC, a Delaware limited liability company, as noted on the attached Schedule A.

WHEREAS, each of the Trust and the Adviser is a party to the Advisory Agreement; and

WHEREAS, each of the Trust and the Adviser desires to amend the Advisory Agreement to replace Schedule A.

NOW, THEREFORE, the parties agree as follows:

1.           Schedule A to the Advisory Agreement is hereby deleted in its entirety and replaced with Schedule A attached hereto.

2.           Except to the extent amended hereby, the Advisory Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

VIRTUS ETF TRUST II		VIRTUS INVESTMENT ADVISERS, LLC

By:	/s/ William J. Smalley	By:	/s/ Richard W. Smirl
	William J. Smalley, President		Richard W. Smirl, Executive Vice President

VIRTUS ALTERNATIVE INVESTMENT ADVISERS, LLC

		By:	/s/ Richard W. Smirl
Richard W. Smirl, Executive Vice President

SCHEDULE A

to the

ADVISORY AGREEMENT

between

VIRTUS ETF TRUST II

and

VIRTUS INVESTMENT ADVISERS, LLC and

VIRTUS ALTERNATIVE INVESTMENT ADVISERS, LLC,

EACH A SUCCESSOR IN INTEREST TO VIRTUS ETF ADVISERS LLC

(As of October 31, 2025)

As compensation for the Adviser’s services rendered, the Adviser shall be entitled to a fee, computed daily at an annual rate based on the greater of (1) the minimum fee or (2) the average daily net assets of the respective Fund in accordance with the following fee schedule:

Fund	Effective Date	Minimum Fee	Rate*
Virtus AlphaSimplex Global Macro ETF**	July 28, 2025	$0	0.80%

Virtus AlphaSimplex Managed Futures ETF**	April 10, 2024	$0	0.80%

Virtus Duff & Phelps Clean Energy ETF	August 2, 2021	$0	0.66%

Virtus Emerging Markets Dividend ETF	October 31, 2025	$0	0.49%

Virtus Emerging Markets Equity ETF	October 31, 2025	$0	0.35%

Virtus IG Public & Private Credit ETF	July 28, 2025	$0	0.45%

Virtus International Dividend ETF	October 31, 2025	$0	0.39%

Virtus International Small Cap ETF	October 31, 2025	$0	0.39%

Virtus KAR Mid-Cap ETF	October 7, 2024	$0	0.80%

Virtus Newfleet ABS/MBS ETF	February 9, 2021	$0	0.49%

Virtus Newfleet Short Duration High Yield Bond ETF	March 22, 2021, as amended on November 28, 2023	$0	0.39%

Virtus Newfleet Short Duration Core Plus Bond ETF	November 7, 2023	$0	0.40%

Virtus Seix AAA Private Credit CLO ETF	November 25, 2024	$0	0.29%

Virtus Seix Senior Loan ETF	April 22, 2019	$0	0.57%

Virtus Stone Harbor Emerging Markets High Yield Bond ETF	November 30, 2022	$0	0.55%

Virtus Stone Harbor International Bond ETF	July 28, 2025	$0	0.45%

Virtus Terranova U.S. Quality Momentum ETF	November 17, 2020	$0	0.29%

Fund	Effective Date	Minimum Fee	Rate*

Virtus U.S. Dividend ETF	October 31, 2025	$0	0.25%

Virtus U.S. Small Cap Growth ETF	October 31, 2025	$0	0.25%

* The management fee for this Fund is structured as a “unified fee”, out of which the Adviser pays all of the ordinary operating expenses of the Fund, except for the following expenses, each of which is paid by the Fund: the Fund’s management fee; payments under any 12b-1 plan; taxes and other governmental fees; brokerage fees, commissions and other transaction expenses; interest and other costs of borrowing; litigation or arbitration expenses; acquired fund fees and expenses; and extraordinary or other non-routine expenses of the Fund.

** The Adviser of these Funds is Virtus Alternative Investment Advisers, LLC.